UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed on October 10, 2012 (the “Business Combination 8-K”), RLJ Entertainment, Inc. (the “Company”), in connection with the previously reported consummation of its business combination, entered into a Consulting Agreement (the “Consulting Agreement”) with Wexford Spectrum Investors LLC (“Wexford”), pursuant to which Wexford agreed to provide consulting services to the Company, and in consideration for such services the Company issued 325,000 shares of the Company’s common stock and warrants to purchase 550,000 shares of the Company’s common stock to Wexford in a private placement.  As part of the terms of the Consulting Agreement, the Company agreed to enter into an agreement with Wexford providing certain rights to the registration under the Securities Act of 1933, as amended, of the shares and the shares issuable upon the exercise of the warrants.

As also previously reported in the Business Combination 8-K, the Company entered into an amended and restated registration rights agreement with certain stockholders (the “Registration Rights Agreement”), pursuant to which the Company agreed to register certain of its securities held by the named stockholders.  As of June 27, 2013, with the consent of the required stockholders, the Registration Rights Agreement was amended to extend the rights to participate in piggyback registrations and to participate in a Form S-3 shelf registration to include Wexford.

The foregoing arrangements are set forth in the amendment agreement, and the above description is qualified in its entirety by reference to the amendment, a copy of which will be filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2013, The RLJ Companies, LLC purchased from a Company vendor $3,486,000 of contract accounts payable by the Company to the vendor.  The accounts were payable to the vendor between June 27, 2013 and September 5, 2013.  Pursuant to the purchase, The RLJ Companies, LLC has become the account creditor with respect to these accounts, but the accounts have not been otherwise modified, and the vendor continues to be the account creditor with respect to other outstanding accounts payable by the Company after September 5, 2013.

As of June 28, 2013, the Company and certain subsidiaries (the "Borrowers") and the lenders entered into an Amendment and Waiver (the "Amendment") with respect to the Credit Facility previously reported in the Business Combination 8-K.  The Amendment modifies the Credit Facility (a) to increase the maximum permitted Leverage Ratio (as defined in the Credit Facility) from 3.0 to 1.0 to 3.8 to 1.0 for the quarter ended June 30, 2013, (b) to permit the Borrowers to retain (and not apply to debt service) dividends received from Agatha Christie Limited and its subsidiaries between June 25, 2013 and December 31, 2013 and (c) to exclude aged trade payables from the Leverage Ratios until 2015.  In addition, the Amendment requires that the Borrowers, for at least one business day of each calendar year, beginning with calendar year 2015, cause the principal amount of the revolving loans outstanding to be $7.5 million or less.  After any repayment required by this provision, the Borrowers may reborrow all or any part of the revolving loans to the extent they are otherwise permitted to do so under the terms of the Credit Facility.

The foregoing are set forth in the Amendment, and the above description is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Dated: July 3, 2013	By:	/s/ Miguel Penella
Name: Miguel Penella
Title: Chief Executive Officer